Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123540, No. 333-124441, No. 333-160512, No. 333-162674, No. 333-181422, No. 333-184344, No. 333-203175, No. 333-203176, No. 333-256179, No. 333-273751, No. 333-280078 and No. 333-291553), Form S-3 (No. 333-207141, No. 333-290763 and No. 333-280076) and Form S-4 (No. 333-292622) of Bed Bath & Beyond, Inc. of our report dated October 14, 2024, relating to the consolidated financial statements of tZERO Group, Inc., appearing in this Annual Report on Form 10-K.

/s/ BAKER TILLY US, LLP
New York, New York
February 24, 2026